                                SCHEDULE 14A

                               (RULE 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

                         FILED BY THE REGISTRANT /X/

               FILED BY A PARTY OTHER THAN THE REGISTRANT / /

                         Check the appropriate box:

/ /  Preliminary Proxy Statement       / / Confidential, for Use of the
/X/  Definitive Proxy Statement            Commission Only (as permitted by
/ /  Definitive Additional Materials       Rule 14a-6(e)(2))
/ /  Soliciting Material Pursuant to
     Rule 14a-12

                            EMERSON ELECTRIC CO.

              (Name of Registrant as Specified in Its Charter)

        (Name of Person(s) Filing Proxy Statement, if other than the
                                 Registrant)

             PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

                            /X/ No fee required.
           / / Fee computed on table below per Exchange Act Rules
                            14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party:

(4)  Date Filed:


                         NOTICE OF ANNUAL MEETING
                              OF STOCKHOLDERS

                              [Emerson logo]
                                                        St. Louis, Missouri
TO THE STOCKHOLDERS OF                                     December 8, 2004
  EMERSON ELECTRIC CO.:

    The Annual Meeting of the Stockholders of Emerson Electric Co. will be held at the office of the Company, 8000 West Florissant Avenue, St. Louis, Missouri on Tuesday, February 1, 2005, commencing at 10:00 a.m., at which meeting only holders of the common stock of record at the close of business on November 24, 2004, will be entitled to vote, for the following purposes:

    1. To elect five Directors;

    2. To approve the Emerson Electric Co. Restricted Stock Plan For Non-Management Directors;

    3. To re-approve the performance measures under the Emerson Electric Co. Annual Incentive Plan;

    4. To ratify the appointment of Independent Auditors;

    5. To vote upon the stockholder proposal described in the accompanying proxy statement, if properly presented at the meeting; and

    6. To transact such other and further business, if any, as lawfully may be brought before the meeting.

                                        EMERSON ELECTRIC CO.

                                        By /s/ David N Farr
                                           Chairman of the Board and
                                             Chief Executive Officer

/s/ W. W. Withers
Secretary

    EVEN THOUGH YOU MAY PLAN TO ATTEND THE MEETING IN PERSON, PLEASE VOTE BY TELEPHONE OR THE INTERNET, OR EXECUTE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY. A RETURN ENVELOPE (WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR YOUR CONVENIENCE. TELEPHONE AND INTERNET VOTING INFORMATION IS PROVIDED ON YOUR PROXY CARD. SHOULD YOU ATTEND THE MEETING IN PERSON, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

                                 IMPORTANT

    PLEASE NOTE THAT A TICKET IS REQUIRED FOR ADMISSION TO THE MEETING. IF YOU PLAN TO ATTEND IN PERSON AND ARE A STOCKHOLDER OF RECORD, PLEASE CHECK THE BOX ON YOUR PROXY CARD AND BRING THE TEAR-OFF ADMISSION TICKET WITH YOU TO THE MEETING. IF YOUR SHARES ARE HELD BY SOMEONE ELSE (SUCH AS A BROKER) PLEASE BRING WITH YOU A LETTER FROM THAT FIRM OR AN ACCOUNT STATEMENT SHOWING YOU WERE A BENEFICIAL HOLDER ON NOVEMBER 24, 2004.


                           EMERSON ELECTRIC CO.

          8000 WEST FLORISSANT AVENUE, ST. LOUIS, MISSOURI 63136

                              PROXY STATEMENT

      FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD FEBRUARY 1, 2005

    This proxy statement is furnished to the stockholders of Emerson Electric Co. in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held February 1, 2005, and at all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the enclosed form of proxy are first being mailed to stockholders on or about December 8, 2004.

    If you plan to attend and have a disability which requires accommodation at the meeting, please call 314-553-2197; requests must be received by January 11, 2005.

    REGISTERED STOCKHOLDERS CAN SIMPLIFY THEIR VOTING AND SAVE THE COMPANY EXPENSE BY CALLING 1-800-435-6710 AND VOTING BY TELEPHONE, OR VOTING BY INTERNET ON THE WEBSITE OF OUR TRANSFER AGENT AT www.eproxy.com/emr. Telephone and Internet voting information is provided on your proxy card. A Control Number, located on the proxy card, is designed to verify your identity and allow you to vote your shares and confirm that your voting instructions have been properly recorded.

    If your shares are held in the name of a bank or broker, follow the voting instructions on the form you receive from that firm. The availability of telephone or Internet voting will depend on that firm's voting processes.

    IF YOU VOTE BY TELEPHONE OR INTERNET, IT IS NOT NECESSARY TO RETURN YOUR PROXY CARD.

    If you choose not to vote by telephone or Internet, please return your proxy card, properly signed, and the shares represented will be voted in accordance with your directions. You can specify your choices by marking the appropriate boxes on the proxy card. If your proxy card is signed and returned without specifying choices, the shares will be voted FOR the nominees in Proposal 1, FOR Proposal 2, FOR Proposal 3, FOR Proposal 4, AGAINST Proposal 5 and otherwise in the discretion of the proxies. The Company knows of no reason why any of the nominees for Director named herein would be unable to serve. In the event, however, that any nominee named should, prior to the election, become unable to serve as a Director, your proxy (unless designated to the contrary) will be voted for such other person or persons as the Board of Directors of the Company may recommend.

    You may revoke your proxy at any time before it is voted (in the case of proxy cards) by giving notice to the Secretary of the Company or by executing and mailing a later-dated proxy. To revoke a proxy or change your vote by telephone or Internet, you must do so by telephone or Internet, respectively (following the directions on your proxy card), by twelve midnight Eastern time on January 31, 2005.

    The close of business on November 24, 2004 was fixed by the Board of Directors as the record date for the determination of stockholders entitled to vote at the Annual Meeting of Stockholders. As of the record date, there were outstanding and entitled to be voted at such meeting 419,726,796 shares of common stock. The holders of the common stock will be entitled on each matter to one vote for each share of common stock held of record on the record date.

    A copy of the Company's Annual Report to Stockholders for the fiscal year ended September 30, 2004 accompanies this proxy statement.

    This proxy is solicited by the Board of Directors of the Company. The solicitation will be by mail and the expense thereof will be paid by the Company. The Company has retained Morrow & Co., Inc. to assist in the solicitation of proxies at an estimated cost of $10,000 plus expenses. In addition, solicitation of proxies may be made by telephone or telegram by Directors, officers or regular employees of the Company.

                                     2

                         I. ELECTION OF DIRECTORS

NOMINEES AND CONTINUING DIRECTORS

    The Board of Directors is divided into three classes, with the terms of office of each class ending in successive years. Five Directors of the Company are to be elected for terms ending at the Annual Meeting in 2008, or until their respective successors have been elected and have qualified. Certain information with respect to the nominees for election as Directors proposed by the Company, as well as the other Directors whose terms of office as Directors will continue after the Annual Meeting, is set forth below.

                                                                                      SHARES OF
                                                                                       EMERSON
                                                                  SERVED AS          COMMON STOCK
              NAME, AGE, PRINCIPAL OCCUPATION                     DIRECTOR           BENEFICIALLY
              OR POSITION, OTHER DIRECTORSHIPS                      SINCE           OWNED(1)(2)(3)
              --------------------------------                    ---------         --------------
NOMINEES FOR TERMS ENDING IN 2008

D. N. Farr, 49..............................................        2000                 619,216(4)
  Chairman of the Board and Chief Executive Officer of
     Emerson

  He is also a Director of Delphi Corp.

D. C. Farrell, 71...........................................        1989                  20,829
  Retired Chairman and Chief Executive Officer of The May
     Department Stores Company

R. B. Horton, 65............................................        1987                   9,745
  Chairman of The Sporting Exchange Ltd., Retired Chairman
     of BP p.l.c. and Railtrack Group PLC and Former
     Chairman of Chubb plc

C. A. Peters, 49............................................        2000                 253,795
  Senior Executive Vice President of Emerson

J. W. Prueher, 62...........................................        2001                   3,783
  Retired Admiral, U.S. Navy, and Former U.S. Ambassador to
     The People's Republic of China

  He is also a Director of Merrill Lynch & Company, Inc.,
     The New York Life Insurance Company, Long Shadows
     Vintners, LLC and Fluor Corporation

TO CONTINUE IN OFFICE UNTIL 2007

C. Fernandez G., 38.........................................        2001                  13,323
  Vice Chairman and Chief Executive Officer of Grupo Modelo,
     S. A. de C. V., brewer

  He is also a Director of Anheuser-Busch Companies, Inc.
     and Grupo Televisa, S.A.

W. J. Galvin, 58............................................        2000                 401,566(4)
  Senior Executive Vice President and Chief Financial
     Officer of Emerson

  He is also a Director of Factory Mutual Insurance Company

G. A. Lodge, 72.............................................        1974                  14,833
  President of InnoCal Management, Inc., a venture capital
     management company

R. L. Ridgway, 69...........................................        1995                   8,343
  Former Assistant Secretary of State for Europe and Canada

  She is also a Director of The Boeing Company, Manpower,
     Inc., New Perspective Fund, Inc., Sara Lee Corporation and 3M Company


                                     3

                                                                                      SHARES OF
                                                                                       EMERSON
                                                                  SERVED AS          COMMON STOCK
              NAME, AGE, PRINCIPAL OCCUPATION                     DIRECTOR           BENEFICIALLY
              OR POSITION, OTHER DIRECTORSHIPS                      SINCE           OWNED(1)(2)(3)
              --------------------------------                    ---------         --------------
TO CONTINUE IN OFFICE UNTIL 2006

J. G. Berges, 57............................................        1997                 637,100(4)
  President of Emerson

  He is also a Director of PPG Industries, Inc. and MKS
    Instruments, Inc.

A. A. Busch III, 67.........................................        1985                  30,833(4)
  Chairman of the Board of Anheuser-Busch Companies, Inc.,
    brewery, container manufacturer and theme park operator

  He is also a Director of SBC Communications Inc.

A. F. Golden, 58............................................        2000                   6,477
  Partner of Davis Polk & Wardwell, lawyers

V. R. Loucks, Jr., 70.......................................        1979(5)               10,883
  Retired Chairman and Chief Executive Officer of Baxter
    International Inc.

J. B. Menzer, 53............................................        2002                   3,599
  Executive Vice President of Wal-Mart Stores, Inc. and
    President and Chief Executive Officer of Wal-Mart
    International

  He is also a Director of Wal-Mart de Mexico and The Seiyu, Ltd. (a Japanese supermarket chain)

All Directors and Executive Officers as a Group
  (17 persons)..............................................                           2,318,009(6)(7)

-------

(1) Beneficial ownership of Emerson common stock is stated as of September 15, 2004, except in the case of Mr. Menzer, for whom ownership is stated as of September 23, 2004. Under rules of the Securities and Exchange Commission, persons who have power to vote or dispose of securities, either alone or jointly with others, are deemed to be the beneficial owners of such securities. Each person reflected in the table has both sole voting power and sole investment power with respect to the shares included in the table, except as described in the footnotes below and except that with respect to the following shares, the person named has no investment power: Mr. Farr-190,000;
    Mr. Berges-140,000; Mr. Galvin-68,000; Mr. Peters-42,000; Mr. Withers (who is also an executive officer of the Company named in the Summary Compensation Table)-42,000; Mr. Fernandez-3,283; Mr. Golden-3,477;
    Mr. Menzer 1,599; Mr. Prueher-2,883; each other non-management Director-7,233; and all Directors and executive officers as a group-569,973 shares.

(2) Includes the following shares which such persons have or will have within 60 days after September 15, 2004 the right to acquire upon the exercise of employee stock options: Mr. Farr-332,444;
    Mr. Berges-330,526; Mr. Galvin-197,082; Mr. Peters-127,672; and
    Mr. Withers-98,440.

(3) No person reflected in the table owns more than 0.5% of the outstanding shares of Emerson common stock.

(4) Includes 33,646 shares held by the spouse and/or children of Mr. Farr; 38,998 shares held by the spouse and/or children of Mr. Berges; and 35,334 shares held by or in trust for the spouse and/or children of Mr. Galvin, of which Mr. Galvin disclaims beneficial ownership as to 11,808 shares. Includes 55,139 shares and options exercisable with respect to 57,258 of the shares referred to in footnote 2 held by the Galvin Family Partnership. Includes 300 shares held by Mr. Busch as co-trustee of a trust, as to which Mr. Busch shares voting and investment power and disclaims beneficial ownership.

(5) Mr. Loucks previously served as a Director from April 1974 to December
    1975.

(6) Includes 1,142,844 shares of common stock which executive officers have, or will have within 60 days after September 15, 2004 the right to acquire upon exercise of employee stock options. Shares owned as a group represent 0.55% of the outstanding common stock of the Company. The shares issuable upon exercise of options were deemed to be outstanding for purposes of calculating the percentage of outstanding shares.

(7) The total includes shares owned by W. W. Withers, the only executive officer of the Company named in the Summary Compensation Table not otherwise shown individually in this table, who beneficially owned 171,491 shares, and 112,193 shares beneficially owned by other executive officers of the Company.

    Each of the nominees and continuing Directors has had the same position or other executive positions with the same employer during the past five years, except as follows:

    * Mr. Loucks relinquished the position of Chief Executive Officer of Baxter International Inc. at the end of 1998 and retired as Chairman at the end of 1999.

    * Sir Robert Horton retired as Chairman of Railtrack Group PLC in July 1999. He was named Deputy Chairman of Chubb plc in September 2002 and Chairman in December 2002 (both are non-executive positions), and served as Chairman of Chubb plc, which was acquired by United Technologies Corp., until November 2003.

    * Admiral Prueher served as Ambassador to the People's Republic of China from November 1999 to May 2001. Prior thereto he served as a Consulting Professor and Senior Advisor to the Stanford-Harvard Preventive Defense Program and a Senior Fellow at the Center for Naval Analysis. Admiral Prueher completed 35 years of service in the United States Navy in May 1999, and was Commander-in-Chief of the
      U. S. Pacific Command from 1996 until his retirement.

CERTAIN BUSINESS RELATIONSHIPS AND TRANSACTIONS

    Prior to December 31, 2003, G. A. Lodge was employed by InnoCal Management, Inc. ("InnoCal Management I"), which managed a private venture capital fund, InnoCal L.P. ("InnoCal Fund I"). InnoCal Management I ceased operations effective December 31, 2003. The Company has committed to invest $10 million in InnoCal II, L.P. ("InnoCal Fund II"), a separate $100 million private venture capital fund which is managed by ICAL2, Inc. ("ICAL"). Mr. Lodge is employed by ICAL with a compensation of $100,000 per year. Mr. Lodge has an indirect interest of 0.175% in InnoCal Fund II, and an interest in the investment gains of InnoCal Fund II of 3.5%.

    Mr. Golden is a partner of the law firm of Davis Polk & Wardwell, which firm the Company retained in fiscal 2004 and expects to retain in fiscal 2005.

BOARD OF DIRECTORS AND COMMITTEES

    The Board of Directors has determined that the following of its members are independent, as that term is defined under the general independence standards in the listing standards of the New York Stock Exchange: A. A. Busch III, D. C. Farrell, C. Fernandez G., A. F. Golden, R. B. Horton,
G. A. Lodge, V. R. Loucks, Jr., J. B. Menzer, J. W. Prueher, R. L. Ridgway, and E. E. Whitacre, Jr. Mr. Whitacre has submitted his resignation from the Board, effective December 31, 2004. The Board has adopted its own categorical standards to assist it in making determinations of director independence. All Directors identified as independent in this proxy statement meet these standards; a copy of these standards is attached as Appendix A.

    The members of the Board are elected to various committees. The standing committees of the Board (and the respective chairmen) are:
Executive Committee (Farr), Audit Committee (Busch), Compensation and Human Resources Committee (Loucks), Corporate Governance and Nominating Committee (Farrell), Finance Committee (Horton), Pension Committee (Lodge) and Public Policy Committee (Whitacre, to be replaced in February, 2005 after Mr. Whitacre's resignation from the Board, effective December 31, 2004).

    The Audit Committee met five times in fiscal 2004. The members of the Audit Committee are A. A. Busch III, Chairman, C. Fernandez G., J. B.
Menzer and R. L. Ridgway, all of whom are independent. The functions of the Audit Committee are described under "Report of the Audit Committee" at page 8 below. The Audit Committee operates under a written charter adopted by the Board of Directors. The Board has determined that all of the Audit
Committee members are independent, as that term is defined under the enhanced independence standards for audit committee members in the Securities Exchange Act of 1934 (the "Exchange Act") and rules thereunder, as incorporated into the listing standards of the New York Stock Exchange. The Board has also determined that J. B. Menzer is an Audit Committee Financial Expert as that term is defined in the rules issued pursuant to the Sarbanes-Oxley Act of 2002. See the "Report of the Audit Committee" at page 8 below.

    The Compensation and Human Resources Committee discharges the Board's responsibilities related to compensation of the Company's executives; administration of the Company's stock option and incentive shares plans; determining if necessary when service by officers and Directors with another entity is eligible for indemnification under the Company's Bylaws; authorizing Company contributions to benefit plans; and adopting and terminating benefit plans not the prerogative of management. The Committee met 5 times in fiscal 2004. The members of the

Committee are V. R. Loucks, Jr., Chairman, D. C. Farrell, and J. W. Prueher, all of whom are independent. See the "Report of the Compensation and Human Resources Committee on Executive Compensation" at page 9 below.

    The Corporate Governance and Nominating Committee reviews the Company's corporate governance principles and independence standards; oversees the annual evaluation of the Board and its committees; discharges the Board's responsibilities related to compensation of Directors; identifies and evaluates individuals for Board and committee membership and chairs; makes recommendations to the Board concerning the selection of Director nominees; and makes recommendations as to the size and composition of the Board and its committees. For a description of the process used by the Committee in evaluating and recommending Director nominees, see "Nomination Process" at page 7 below. The Corporate Governance and Nominating Committee met 5 times in fiscal 2004 including 2 meetings of its predecessor, the Nominating Committee. The members of the Corporate Governance and Nominating Committee are D. C. Farrell, Chairman, A. F. Golden, G. A. Lodge and V. R. Loucks, all of whom are independent.

    The Company's Corporate Governance Principles and Practices and the charters of all Board Committees are available on the Company's Web site at www.gotoemerson.com, Investor Relations, Corporate Governance. The foregoing documents are available in print to stockholders upon written request delivered to Emerson Electric Co., 8000 West Florissant Avenue, St. Louis, MO 63136, Attn: Secretary.

    There were 8 meetings of the Board of Directors during fiscal 2004. All of the Directors attended at least 75% of the meetings of the Board and committees on which they served. Directors are strongly encouraged to attend the Annual Meeting of Stockholders unless extenuating circumstances prevent them from attending, although the Company has no formal, written policy requiring such attendance. In 2004, all Directors attended the Annual Meeting of Stockholders.

    The Board of Directors has appointed a Discussion Leader who will chair meetings of non-management Directors, as provided in the Company's Corporate Governance Principles and Practices. The Discussion Leader position will rotate annually among the chairs of each of the independent Board Committees in the following order: Audit, Pension, Compensation and Human Resources, Corporate Governance and Nominating, Finance and Public Policy. Stockholders and other interested persons may contact the Discussion Leader in writing c/o Emerson Electric Co., 8000 West Florissant Avenue, St. Louis, MO 63136, Attn: Secretary. All such letters will be forwarded promptly to the Discussion Leader.

    Stockholders may communicate with any of our Directors by sending a letter to the Director, c/o Emerson Electric Co., 8000 West Florissant Avenue, St. Louis, MO 63136, Attn: Secretary. All such letters will be forwarded promptly to the relevant Director.

DIRECTOR COMPENSATION

    Directors who are employees of the Company do not receive any compensation for service as Directors. Each non-management Director is currently paid an annual retainer of $120,000 and fees of $1,500 plus expenses for attendance at each Board meeting. Since 1994, it had been the Company's policy to pay a portion of the annual retainer in stock and in 2003 the Company paid $75,000 of the $120,000 annual retainer in restricted stock. The Company suspended this practice in 2004 as a result of new rules of the New York Stock Exchange requiring stockholder approval of such plans and, if stockholders approve the Restricted Stock Plan for Non-Management Directors, $75,000 of the annual retainer for the 2005 fiscal year will again be paid in the form of restricted stock. See "II. Proposal To Approve The Restricted Stock Plan For Non-Management Directors" at page 16 below.

    Each committee chairman is currently paid an annual retainer of $5,000, except the chair of the Audit Committee who is paid an annual retainer of $10,000, and each committee member is paid $1,250 plus expenses for attendance at each committee meeting.

    Directors may elect to defer all or a part of such cash compensation; such deferred amounts are credited with interest quarterly at the prime rate charged by Bank of America, N.A. In the alternative, Directors may elect to have deferred fees converted into units equivalent to shares of Emerson common stock and their accounts credited with additional units representing dividend equivalents. All deferred fees are payable only in cash.

    C. F. Knight retired as an employee, Chairman of the Board and Director of the Company on September 17, 2004. During fiscal 2004, Mr. Knight received a salary of $800,000 under his employment agreement. Pursuant to his employment agreement, Mr. Knight has agreed not to compete with the Company and to be available at management's request to consult with the Company up to 30 days per year for which he will be entitled to receive a daily consulting fee based on his salary at the time of his retirement. Mr. Knight has indicated his intention not to seek such consulting fees for the foreseeable future. He will continue to have access to Company facilities and services on the same basis as during his employment, including the Company's aircraft, car, driver, security, financial planning and club memberships, the estimated annual value of which is less than $200,000.

    The Company has eliminated its Continuing Compensation Plan for Non-Management Directors who assumed office on or after June 4, 2002. A non-employee Director who assumed office prior to June 4, 2002, and who serves as a Director for at least five years will, after the later of termination of service as a Director or age 72, receive for life a percentage of the annual $30,000 cash retainer for Directors in effect on June 4, 2002. Such percentage is 50% for five years' service and increases by 10% for each additional year of service to 100% for ten years' or more service. In the event that service as a covered Director terminates because of death, the benefit will be paid to the surviving spouse for five years.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    The Company's Directors and executive officers are required, pursuant to Section 16(a) of the Exchange Act, to file statements of beneficial ownership and changes in beneficial ownership of common stock of the Company with the Securities and Exchange Commission and the New York Stock Exchange, and to furnish copies of such statements to the Company. Based solely on a review of the copies of such statements furnished to the Company and written representations that no other such statements were required, the Company believes that during fiscal year 2004 its Directors and executive officers complied with all such requirements.

CODE OF ETHICS

    The Company has adopted a Code of Ethics that applies to the Company's chief executive officer, chief financial officer, chief accounting officer, and controller; has posted such Code of Ethics on its Web site; and intends to satisfy the disclosure requirement under Item 10 of Form 8-K by posting such information on its Web site at www.gotoemerson.com, Investor Relations, Corporate Governance. The Company has adopted a Code of Business Ethics for Directors, officers and employees, which is available at the same location on the Company's Web site. The foregoing documents are available in print to stockholders upon written request delivered to Emerson Electric Co., 8000 West Florissant Avenue, St. Louis, MO 63136,
Attn: Secretary.

NOMINATION PROCESS

    The Corporate Governance and Nominating Committee periodically reviews the appropriate size and composition of the Board and anticipates future vacancies and needs of the Board. In the event the Committee recommends an increase in the size of the Board or a vacancy occurs, the Committee may consider nominees from several sources, including current Board members, management of the Company, director search firms, stockholders or other persons.

    In evaluating possible Director nominees, the Committee considers the knowledge, experience, integrity and judgment of possible candidates, their potential contribution to the diversity of backgrounds, experience and skills of the Board, and their ability to devote sufficient time and effort to their duties as Directors. The Company's Statement of Corporate Governance Principles and Practices sets forth the minimum qualifications for Director nominees which include, among other criteria determined by the Board, senior management experience in business, government and/or other relevant organizations. Important experience includes the field of manufacturing, international exposure and Board membership with major organizations. No Director may be elected, or re-elected, after attaining the age of 72.

    The Committee evaluates Director nominees at regular or special Committee meetings pursuant to the criteria described above and reviews qualified Director nominees with the Board. The Committee evaluates candidates that meet the Director criteria, and the Committee selects nominees that best suit the Board's current needs and recommends one or more of such individuals for election to the Board.

    The Committee will consider individuals recommended by stockholders for membership on the Board of Directors provided the names of such nominees, accompanied by relevant biographical information, are properly submitted in writing to the Secretary of the Company in accordance with the manner described for stockholder nominations in "VII. Stockholders' Proposals" at page 19 below. The Corporate Secretary will send properly submitted stockholder recommendations to the Committee. Individuals recommended by stockholders in accordance with these procedures will receive the same consideration received by individuals identified to the Committee through other means.

    In addition, the Company's Bylaws permit stockholders to nominate Directors at an annual meeting of stockholders or at a special meeting at which Directors are to be elected in accordance with the notice of meeting. The procedures for making such nominations are discussed in "VII.
Stockholders' Proposals" at page 19 below.

                       REPORT OF THE AUDIT COMMITTEE

    The Audit Committee assists the Board in providing oversight of the systems and procedures relating to the integrity of the Company's financial statements, the Company's financial reporting process, its systems of internal accounting and financial controls, the internal audit process, the annual independent audit process of the Company's annual financial statements, the Company's compliance with legal and regulatory requirements and the qualification and independence of the Company's independent auditors. Management has the responsibility for the implementation of these activities. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality and the acceptability of the Company's financial reporting and controls.

    The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality and the acceptability of the Company's financial reporting and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States of America. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the impact of non-audit-related services provided to the Company and the matters in the auditors' written disclosures required by Standard No. 1 of the Independence Standards Board.

    The Committee also discussed with the Company's internal and independent auditors in advance the overall scope and plans for their respective audits. The Committee meets periodically with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

    In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2004 for filing with the Securities and Exchange Commission. The Committee also reappointed the Company's independent auditors for fiscal 2005.

                                          Audit Committee

                                             A. A. Busch III, Chairman
                                             C. Fernandez G.
                                             J. B. Menzer
                                             R. L. Ridgway

FEES PAID TO KPMG LLP

    The following fees were paid to KPMG LLP, the Company's independent auditors, for services rendered in 2003 and 2004 ($ in Millions):

                                                              2003       2004
                                                              -----      -----
Audit Fees..............................................      $11.0      $11.1
Audit Related Fees......................................        1.9        2.5
Tax Fees................................................        5.7        3.5
All Other Fees..........................................          0          0
                                                              -----      -----
    Total KPMG LLP Fees.................................      $18.6      $17.1
                                                              =====      =====

    Audit Fees primarily represent amounts expected to be paid for the audit of the Company's annual financial statements, reviews of SEC Forms 10-Q and 10-K and statutory audit requirements at certain non-U.S. locations.

    Audit Related Fees are primarily related to audits of employee benefit plans, acquisition/divestiture due diligence, internal control reviews and certification of statutory filings.

    Tax Fees are for tax compliance, tax consulting and expatriate tax compliance.

    The Audit Committee's pre-approval policies and procedures are included within the Audit Committee Charter.

         REPORT OF THE COMPENSATION AND HUMAN RESOURCES COMMITTEE
                         ON EXECUTIVE COMPENSATION

    The Compensation and Human Resources Committee, composed of three independent Directors, establishes and administers the executive compensation program for the Company's top executives. The program supports the Company's commitment to enhancing stockholder value. It is designed to attract and retain high-quality executives, to encourage them to make career commitments to the Company, and to accomplish the Company's short- and long-term objectives. The executive compensation program has uniquely served the Company's stockholders since 1977 by rewarding and motivating executives for the accomplishment of the Company's objectives. The executive compensation program is a focused, well-defined management tool that reinforces the Company's culture and commitment to stockholders.

    The Committee has historically viewed compensation as a total package that includes base salary and variable short- and long-term
(performance-based) compensation. The total program is structured to deliver a significant percentage of pay through at-risk pay programs which reward executives if the performance of the Company warrants. Basic principles underlying the pay programs are the following:

    * Maximize stockholder value.

    * Retain, reward and motivate key executives.

    * Compensate for performance rather than create a sense of entitlement.

    * Reward team results.

    * Build executive ownership of Company stock.

COMPONENTS OF EXECUTIVE COMPENSATION

    To determine the competitive level of total compensation (including total annual cash and long-term incentives), the Committee sets the total pay target in a competitive compensation range as benchmarked against published survey data and data derived through special studies of comparable industries, including those shown in the peer group performance graph.

    TOTAL ANNUAL CASH COMPENSATION: Cash compensation consists of base salary and annual cash incentives (bonuses), with the sum of the two referred to as "Total Cash Compensation." Currently, approximately 1,200 key executives participate in the Total Cash Compensation program. A Total Cash Compensation target, including base salary and incentive, is established for each executive officer position using benchmark survey comparisons. Annual increases, if any, are based on individual merit and Company affordability. The annual incentive (at-risk) opportunity represents from 25% to 60% of Total Cash Compensation. Payment of the annual cash incentive portion is based on the financial performance of the Company against pre-established targets. The Committee each year establishes and approves annual financial targets which are important to the Company and its stockholders. Typical targets include sales, earnings per share, pre-tax earnings and net profits, return on equity, and asset management. The relative importance of each target is determined each year by the Committee, and may vary depending upon the Company's financial objectives for that year.

    LONG-TERM COMPENSATION INCENTIVES: Long-term incentive awards, consisting of performance shares, stock options and restricted stock, are a substantial portion of the total compensation packages of certain key senior executives and are specifically focused on the Company's longer-term strategic objectives. Long-term programs are paid primarily in stock. The Company's continuing philosophy is that executives are expected to hold stock earned under the Company's programs. The value of current executive stock holdings is significant, in absolute terms and in relation to base pay, though the Company does not establish specific ownership targets. Long-term plan participation and size of awards are determined by the individual's potential to make significant contributions to the Company's financial results, level of management responsibility and individual performance and potential.

    PERFORMANCE SHARES: The performance shares program reinforces the Company's long-term objectives and rewards executives for achieving those objectives. The Company has had an effective performance shares program since 1977. Participation in this program is limited, and only executives who can most directly influence the Company's long-term financial success are included. Awards are denominated in share units with cash dividend-equivalent payments on 40% of the share units awarded during the performance period. The Committee approves the performance measures and evaluates the performance of the Company against those measures. Historically, the Company's plans have targeted earnings per share growth objectives and other financial measures deemed appropriate to accomplish the Company's performance targets. The final payout (paid primarily in stock and partially in cash) can range from 0% to 100% of the target award, depending upon the level of achievement of the established financial targets.

    STOCK OPTIONS: The stock option program provides the long-term focus for a larger group of key employees. Currently, approximately 2,500 key employees are eligible to be considered for participation in the stock option program. Awards are intended to be made approximately every three years and generally vest one-third each year. Options are granted at 100% of the fair market value of the Company's common stock on the date of grant and expire ten years from the date of grant. In fiscal 2003 the Company began expensing stock options for grants awarded on or after October 1, 2002.

    RESTRICTED STOCK: The restricted stock program is designed primarily to retain key executives and potential top management of the Company while building stock ownership, long-term equity and linking pay directly with stockholder return. Participation has been highly selective and limited to a very small group of executives. The Committee views this program as an important management succession planning and retention tool. The restriction period for awards is three to ten years.

    The Company's incentive compensation programs are designed to reward executives for achievement of the Company's performance objectives. The plans, as approved by stockholders, are designed to comply with Internal Revenue Code Section 162(m) to ensure tax deductibility. The Committee considers it important to retain the flexibility to design compensation programs that are in the best interest of the Company and the stockholders.

CEO COMPENSATION

    Effective September 17, 2004, the Board of Directors elected D. N. Farr, who has been Chief Executive Officer of the Company since October 11, 2000, as Chairman of the Board of Directors. The Committee considered his additional responsibilities as Chairman and reviewed Mr. Farr's performance in fiscal 2004. The Committee recognized his effectiveness in aligning the entire organization with the strategic imperatives necessary to meet new and growing global opportunities and achieve objectives. The Committee determined that Mr. Farr and his management team have done an excellent job, both in delivering solid results in fiscal 2004 and positioning the Company for future growth by:

    * Rebalancing assets to achieve superior cost positions

    * Creating new levels of operating and capital efficiencies

    * Improving Emerson's ability to further penetrate local and emerging markets

    * Investing in industry transforming technologies and bringing those technologies to market more quickly

    * Successfully expanding the Emerson brand and business platforms to increase the Company's leadership position in key industries

    In fiscal 2004, the Company reached a record sales level of more than $15.6 billion, an 11.9 percent increase over fiscal 2003. Fiscal 2004 continuing operations earnings per share increased 23.7 percent over fiscal 2003 demonstrating the effectiveness of Emerson's repositioning actions in recent years. Mr. Farr led the Company to its third consecutive year of strong trade working capital performance, strengthening the balance sheet and improving liquidity. The Committee noted that return on total capital increased 1.5 points over fiscal 2003 to 14.2 percent in fiscal 2004, and operating cash flow increased 28.0% over fiscal 2003 to $2.2 billion in fiscal 2004.

    As a result, the Committee awarded Mr. Farr a fiscal year 2004 bonus of $1,500,000. He received a base salary of $1,000,000. As part of the normal award cycle, the Committee awarded Mr. Farr 200,000 performance share units in the Company's long term Performance Shares Plan, which is described at page 10 and in the Long-Term Incentive Plan table at page 13 of this proxy statement. The performance share award will be earned by Mr. Farr upon the achievement of the Company's financial objectives at the end of fiscal year 2007. In addition, on October 5, 2004 Mr. Farr was awarded 50,000 shares of restricted stock in recognition of the Company's 2004 performance and his election to Chairman, which award will vest five years from the date of grant. Mr. Farr does not have an employment agreement with the Company.

                                 Compensation and Human Resources Committee
                                    V. R. Loucks, Jr., Chairman
                                    D. C. Farrell
                                    J. W. Prueher

                          EXECUTIVE COMPENSATION

    The following information relates to compensation received or earned by the Company's Chief Executive Officer and each of the other four most highly compensated executive officers of the Company for the last fiscal year of the Company and the compensation received or earned by them for the two prior fiscal years.

                                                   SUMMARY COMPENSATION TABLE


                                                                                LONG-TERM COMPENSATION(1)
                                           ANNUAL COMPENSATION                    AWARDS               PAYOUT
                            ---------------------------------------------------------------------------------------------------
                                                                                        SECURITIES      LONG-
                                                             OTHER                      UNDERLYING      TERM           ALL
                                                             ANNUAL       RESTRICTED     OPTIONS/     INCENTIVE       OTHER
         NAME AND           FISCAL                          COMPEN-         STOCK          SARS         PLAN         COMPEN-
    PRINCIPAL POSITION       YEAR   SALARY($)  BONUS($)   SATION($)(2)  AWARD(S)($)(3)     (#)      PAYOUTS($)(4)  SATION($)(5)
    ------------------      ------  ---------  --------   ------------  --------------  ----------  -------------  ------------
D. N. Farr                   2004   1,000,000  1,500,000    149,099       3,162,750           --             --       50,409
Chairman of the Board and    2003   1,000,000  1,000,000    167,442       2,251,000           --             --       37,755
Chief Executive Officer(6)   2002     925,000    500,000    123,116         929,600      125,000      1,867,335       36,915

J. G. Berges                 2004     905,000    700,000         --              --           --             --       37,118
President                    2003     872,500    540,000         --              --           --             --       34,715
                             2002     812,500    500,000         --              --      100,000      2,347,485       34,382

W. J. Galvin                 2004     600,000    560,000         --              --           --             --       27,099
Senior Executive Vice        2003     568,750    432,000         --         900,400           --             --       24,723
President and Chief          2002     518,750    400,000         --              --       85,000      2,082,735       24,184
Financial Officer

W. W. Withers                2004     465,000    420,000         --              --           --             --       22,430
Executive Vice President,    2003     440,000    350,000         --         500,000           --             --       20,032
Secretary and General        2002     405,000    330,000         --              --       50,000      1,153,145       19,719
Counsel

C. A. Peters                 2004     450,000    410,000         --              --           --             --       20,034
Senior Executive Vice        2003     418,750    335,000         --              --           --             --       18,599
President                    2002     387,500    315,000         --              --       50,000      1,087,275       18,182

--------

(1) The Company's stock option plans, incentive shares plans and supplemental executive retirement and savings investment plans generally provide for acceleration of vesting in the event of a change in control of the Company.

(2) Consistent with applicable regulations, certain non-cash compensation need not be reported, the aggregate of which does not exceed the lesser of $50,000 or 10% of any of the named executives' salary and bonus. Pursuant to the Company's security program established by the Board of Directors, the Chairman and Chief Executive Officer is required to use Company aircraft for all travel. While these security procedures, including personal use of Company aircraft, are required for the benefit of the Company, the Company is voluntarily reporting the value of the personal use of this benefit by the Chairman and Chief Executive Officer in fiscal years 2004, 2003 and 2002 in the amounts of $65,949, $81,742 and $51,080 and related tax gross-up of $45,829, $56,804 and
    $40,135, respectively. No other component of Other Annual Compensation exceeded 25% of the total amounts.

(3) The number of shares of restricted stock held by the named executive officers at the end of fiscal 2004, and the aggregate value of such shares, are as follows: D. N. Farr, 190,000 shares having a value of $11,759,100;

                                    11

    J. G. Berges, 140,000 shares having a value of $8,664,600; W. J. Galvin, 68,000 shares having a value of $4,208,520; W. W. Withers, 42,000 shares having a value of $2,599,380; and C. A. Peters, 42,000 shares having a value of $2,599,380. In addition, in recognition of the Company's 2004 performance and Mr. Farr's election to Chairman of the Board of Directors, on October 5, 2004 Mr. Farr was awarded 50,000 shares of restricted stock, which award will vest five years from the date of grant. The Company pays dividends on restricted stock. All restricted stock awards have a restriction period and are earned over a period of three to ten years and vest at the end of such period; the shares are payable only if the executive is employed with the Company and in good standing at the end of the restriction period. The amounts shown in the table represent the dollar value based on the stock price per share at award date and do not reflect any payment to the individual.

(4) Long-term performance awards paid in fiscal 2002 were based on achievement of performance objectives over a five-year period.

(5) Includes for fiscal 2004: (a) no premiums were paid by the Company for the named individuals in the Company's "split dollar" insurance program; however, the value of the benefit to the named individuals was: D. N. Farr-$409; J. G. Berges-$993; W. J. Galvin-$1,299; W. W.
    Withers-$2,055 and C. A. Peters-$409; and (b) contributions by the Company on behalf of the named individuals to the Company's matched savings plan in the following amounts: D. N. Farr-$50,000; J. G. Berges-$36,125; W. J. Galvin-$25,800; W. W. Withers-$20,375; and
    C. A. Peters-$19,625.

(6) Mr. Farr was elected Chairman of the Board of Directors on September
    17, 2004.

                                           OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                           INDIVIDUAL GRANTS
                          ---------------------------------------------------       POTENTIAL REALIZABLE VALUE AT
                           NUMBER OF     % OF TOTAL                                    ASSUMED ANNUAL RATES OF
                           SECURITIES   OPTIONS/SARS                                STOCK PRICE APPRECIATION FOR
                           UNDERLYING    GRANTED TO   EXERCISE OR                            OPTION TERM
                          OPTIONS/SARS  EMPLOYEES IN  BASE PRICE   EXPIRATION  ---------------------------------------
          NAME              GRANTED     FISCAL YEAR     ($/SH)        DATE     0% ($)        5% ($)          10% ($)
          ----            ------------  ------------  -----------  ----------  ------        ------          -------
D. N. Farr...............      0            N/A           N/A         N/A       N/A           N/A              N/A
J. G. Berges.............      0            N/A           N/A         N/A       N/A           N/A              N/A
W. J. Galvin.............      0            N/A           N/A         N/A       N/A           N/A              N/A
W. W. Withers............      0            N/A           N/A         N/A       N/A           N/A              N/A
C. A. Peters.............      0            N/A           N/A         N/A       N/A           N/A              N/A

                                      AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                             AND FISCAL YEAR-END OPTION VALUES


                                                                    NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                   UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                                                    OPTIONS AT FY-END(#)             AT FY-END($)(1)
                                SHARES ACQUIRED      VALUE       ---------------------------   ---------------------------
           NAME                 ON EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----                 ---------------   ------------   -----------   -------------   -----------   -------------
D. N. Farr................           8,552          225,847        290,768        41,676        2,103,779       378,835
J. G. Berges..............               0                0        297,185        33,341        2,097,937       303,070
W. J. Galvin..............               0                0        168,742        28,340        1,947,912       257,611
W. W. Withers.............          15,790          314,221         81,769        16,671          883,686       151,539
C. A. Peters..............           8,448          232,605        111,001        16,671        1,040,394       151,539

-------

(1) The values represent the difference between the exercise price of the options and the market price of the Company's common stock at fiscal year-end.

                                    12

                             LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR


                                                                                             ESTIMATED FUTURE
                                                                                               PAYOUTS UNDER
                                                                        PERFORMANCE OR           NON-STOCK
                                                       NUMBER OF         OTHER PERIOD        PRICE-BASED PLANS
                                                      PERFORMANCE      UNTIL MATURATION       TARGET/MAXIMUM
                      NAME                             UNITS(1)           OR PAYOUT          (# OF SHARES)(2)
                      ----                            -----------      ----------------      -----------------
D. N. Farr......................................        200,000           2004-2007               200,000
J. G. Berges....................................        105,000           2004-2007               105,000
W. J. Galvin....................................         75,000           2004-2007                75,000
W. W. Withers...................................         35,000           2004-2007                35,000
C. A. Peters....................................         40,000           2004-2007                40,000

-------

(1) Awards were made under the shareholder approved 1997 Incentive Shares Plan for the achievement of financial targets for the performance period ending September 30, 2007. The financial baseline was set at the beginning of the performance period with the payout of awards determined by the Company's financial results at the end of the performance period versus the baseline. The principal financial measure adopted by the Compensation and Human Resources Committee for the current performance period is growth in earnings per share. In addition, to ensure that the payout of the awards is consistent with the financial objectives of the Company, the Committee also considers the following: profitability, return on equity, asset management and overall financial performance over the performance period. The award of units represents the right to receive an equivalent number of shares of the Company's common stock if the performance objectives are achieved.

(2) The maximum number of shares that can be earned under this award is shown in the table. To the extent that the performance objectives are not fully achieved the number of units earned may range from 0% to 100% of the maximum, as determined by the Committee.

                   EQUITY COMPENSATION PLAN INFORMATION

    The following table sets forth aggregate information regarding the Company's equity compensation plans as of September 30, 2004:

                                                                                                  NUMBER OF SECURITIES
                                                                                                 REMAINING AVAILABLE FOR
                                                NUMBER OF SECURITIES      WEIGHTED-AVERAGE        FUTURE ISSUANCE UNDER
                                                 TO BE ISSUED UPON        EXERCISE PRICE OF        EQUITY COMPENSATION
                                                    EXERCISE OF              OUTSTANDING            PLANS (EXCLUDING
                                                OUTSTANDING OPTIONS,      OPTIONS, WARRANTS      SECURITIES REFLECTED IN
              PLAN CATEGORY                     WARRANTS AND RIGHTS          AND RIGHTS                COLUMN (a))
              -------------                     -------------------       -----------------      -----------------------
                                                        (a)                      (b)                       (c)
Equity compensation plans approved by
  security holders(1).....................           12,531,574                $51.25                  11,296,365
Equity compensation plans not approved by
  security holders(2).....................                   --                    --                          --
Total.....................................           12,531,574                $51.25                  11,296,365

-------

(1) Includes the Company's Stock Option and Incentive Shares Plans. Included in column (a) are 3,417,005 shares reserved for performance share awards, which represent the right to receive common shares contingent upon the Company achieving certain objectives by the end of fiscal year 2007. As provided by the Company's Incentive Shares Plan, performance share awards represent a commitment to issue such shares without cash payment by the employee, contingent upon achievement of such objectives and the performance of services by the employee. The price in column (b) represents the weighted-average exercise price for outstanding options. Included in column (c) are 1,131,411 shares remaining available for award under the Incentive Shares Plans.

(2) Excludes 15,387 outstanding options assumed in connection with acquisitions with a weighted-average exercise price of $34.49.

    Information regarding stock option plans and incentive shares plans set forth in Note 14 of Notes to Consolidated Financial Statements of the 2004 Annual Report is hereby incorporated by reference.

                                    13

                            PENSION PLAN TABLE

    The following table shows the annual benefits payable upon retirement at age 65 for various compensation and years of service combinations under the Emerson Electric Co. Retirement Plan and a related supplemental executive retirement plan.

                                                        ANNUAL RETIREMENT BENEFIT AT AGE 65 AFTER
                                 ---------------------------------------------------------------------------------------
                                 10 YEARS      15 YEARS      20 YEARS        25 YEARS         30 YEARS         35 YEARS
AVERAGE ANNUAL                      OF            OF            OF              OF               OF               OF
COMPENSATION                     SERVICE       SERVICE       SERVICE         SERVICE          SERVICE          SERVICE
--------------                   --------      --------      --------        --------         --------         --------
$  600,000.................      $ 87,686      $131,529      $175,372       $  219,215       $  263,057       $  306,900
$  900,000.................      $132,686      $199,029      $265,372       $  331,715       $  398,057       $  464,400
$1,200,000.................      $177,686      $266,529      $355,372       $  444,215       $  533,057       $  621,900
$1,500,000.................      $222,686      $334,029      $445,372       $  556,715       $  668,057       $  779,400
$1,800,000.................      $267,686      $401,529      $535,372       $  669,215       $  803,057       $  936,900
$2,100,000.................      $312,686      $469,029      $625,372       $  781,715       $  938,057       $1,094,400
$2,400,000.................      $357,686      $536,529      $715,372       $  894,215       $1,073,057       $1,251,900
$2,700,000.................      $402,686      $604,029      $805,372       $1,006,715       $1,208,057       $1,409,400
$3,000,000.................      $447,686      $671,529      $895,372       $1,119,215       $1,343,057       $1,566,900

    Retirement benefits under the plans are computed on the basis of an annuity with five years certain, unless the participant elects another method of payment. The benefit amounts in the Pension Plan Table above have already been adjusted for Social Security (and any other benefits). The dollar amounts in the salary and bonus columns of the Summary Compensation Table above are substantially the same as the compensation covered by the plans, but deferred bonuses may cause such amounts to vary from the amounts shown in the Summary Compensation Table.

    The credited years of service covered by the plans for each of the persons named in the Summary Compensation Table above are as follows: D. N. Farr, 24; J. G. Berges, 29; W. J. Galvin, 32; W. W. Withers, 15; and
C. A. Peters, 25. Payment of the specified retirement benefits is contingent upon continuation of the plans in their present form until the employee retires.

    The benefits of certain employees may be reduced under the Emerson Electric Co. Retirement Plan to meet the limits of the Internal Revenue Code. An employee who is subject to a reduction of benefits under the Code may be selected to participate in a non-qualified supplemental executive retirement plan not subject to Code Limitations. Participation in the supplemental plan is by award, subject to the sole approval by the Compensation and Human Resources Committee. D. N. Farr, J. G. Berges, W. J. Galvin and W. W. Withers have been selected to participate in the supplemental plan. The estimated annual retirement benefits payable upon retirement at age 65 to D. N. Farr, J. G. Berges, W. J. Galvin, W. W. Withers, and C. A. Peters are 56%, 54%, 56%, 20%, and 16%, respectively, of the dollar amounts shown in the salary and bonus columns of the Summary Compensation Table for fiscal year 2004.

                                    14

                             PERFORMANCE GRAPH

    The following graph compares cumulative total returns (assuming reinvestment of dividends) on the Company's common stock against the Standard & Poor's Composite 500 Stock Index (S&P 500) and the Dow Jones Electrical Components and Equipment Index (DJEE) for the five-year period ended September 30, 2004 and the Compound Annual Growth Rate (CAGR).

                                  [GRAPH]

*$100 invested on 9/30/99 in stock or index-including reinvestment of dividends. Fiscal year ending September 30.

Copyright (C)2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved.
www.researchdatagroup.com/S&P.htm

                          -------------------------------------------
                          1999  2000  2001  2002  2003  2004   CAGR
                          ----  ----  ----  ----  ----  ----   ----
                 EMERSON  $100  $109  $ 78  $ 75  $ 93  $112     2.3%
                 S&P 500   100   113    83    66    82    94    -1.3
                 DJEE      100   118    46    29    47    47   -13.9
                          -------------------------------------------

    The information above in the Report of the Audit Committee, the Report of the Compensation and Human Resources Committee on Executive Compensation, and the Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulation 14A or 14C or to the liabilities of
Section 18 of the Exchange Act, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The functions and members of the Compensation and Human Resources Committee are set forth above under "Board of Directors and Committees." All Committee members are independent and none of the Committee members has served as an officer or employee of the Company or a subsidiary of the Company.

    Until December 2003, E. E. Whitacre, Jr., Chairman and Chief Executive Officer of SBC Communications Inc., served as a member of the Compensation and Human Resources Committee of the Company; and C. F. Knight, the former Chairman of the Board of the Company, served as a Director of SBC Communications Inc. during the last fiscal year. Mr. Whitacre has tendered his resignation from the Board, effective December 31, 2004.

                                    15

II. PROPOSAL TO APPROVE THE RESTRICTED STOCK PLAN FOR NON-MANAGEMENT DIRECTORS

    The purpose of this proposal is to seek approval of the Company's Restricted Stock Plan for Non-Management Directors. Since 1994, it had been the Company's policy to pay a portion of the annual retainer paid to Non-Management Directors in stock and in 2003 the Company paid $75,000 of the $120,000 annual retainer in restricted stock. The Company suspended this practice in 2004 as a result of new rules of the New York Stock Exchange requiring stockholder approval of such plans. If approved, this proposal will not increase or decrease the aggregate amount of the annual retainer but will merely resume the practice of paying a portion of the annual retainer in stock rather than cash. The following discussion sets forth the material terms of the Plan. The discussion is qualified in its entirety by reference to the complete text of the Plan document as set forth in Appendix B.

    GENERAL. The purpose of the Plan is to attract and retain the best
    -------
qualified individuals to serve on the Board of Directors and to align their compensation as members of the Board of Directors with the interest of stockholders of the Company by compensating them with shares of Company common stock subject to certain restrictions. The Plan enables the Company to pay non-management Directors a portion of their annual retainer in the form of restricted stock. As of the date hereof, there are eleven non-management Directors of the Company who would be eligible to receive grants under the Plan.

    ADMINISTRATION. The plan will be administered by the Corporate
    --------------
Governance and Nominating Committee of the Board of Directors, which has broad authority to administer and interpret the Plan and its provisions as it deems appropriate, subject to the express provisions of the Plan. All decisions, determinations and interpretations of the Corporate Governance and Nominating Committee with respect to the Plan are final and binding.

    ELIGIBILITY. Any member of the Board of Directors who is not an
    -----------
employee or officer of the Company or any subsidiary of the Company is eligible to participate in the Plan.

    RESTRICTED STOCK AWARDS. Non-management Directors who are elected or
    -----------------------
re-elected by the stockholders of the Company at, or who continue in office after, each annual meeting of the Company (on or after February 1, 2005) will receive on the date of each annual meeting shares of Company common stock with a fair market value equal to the percentage, from 0% to 100% as determined by the Corporate Governance and Nominating Committee, of the total annual retainer to be paid to non-management Directors. Shares granted under the Plan are restricted and participants may not sell or otherwise transfer shares granted under the Plan. Participants will receive all dividends on, and will have all voting rights with respect to, such shares. The restrictions will lapse at the end of a non-management Director's tenure on the Board if the Director's tenure ends as a result of death, disability, normal retirement or a change of control of the Company. If a Director's tenure on the Board ends for any other reason, the restrictions will lapse unless the Corporate Governance and Nominating Committee determines that the participant has acted in a manner detrimental to the Company or has failed to fulfill his or her responsibilities in a satisfactory manner. If the restrictions on the shares do not lapse, such shares will be forfeited to, and acquired at no cost by, the Company.

    SHARES AVAILABLE. The maximum number of shares of the Company's common
    ----------------
stock that can be granted under the Plan is 250,000 shares. This number is subject to appropriate adjustment in the event of any stock dividends, stock splits, recapitalizations, mergers, consolidations, spin-offs, split-offs, split-ups, combinations or exchanges of shares of the Company.

    AMENDMENT AND TERMINATION. The Plan may be amended or terminated by the
    -------------------------
Board of Directors at any time, provided that no material revision, as defined in the rules of the New York Stock Exchange, may be made without the approval of the stockholders of the Company.

    INCOME TAX CONSEQUENCES. Awards made under the Plan will give rise to
    -----------------------
the following tax events for U.S. citizens and residents under current U.S. federal income tax law. Unless the participant makes an election under
Section 83(b) of the Internal Revenue Code, restricted stock will not be taxable when awarded, and the Company will not be entitled to a deduction at such time. Any dividends paid to the participant prior to the lapsing of restrictions are taxable compensation income to the participant. When the restrictions lapse, the participant will be treated as receiving taxable compensation in the amount of the fair market value of the shares on such date.

    PLAN BENEFITS. Awards under the Plan will be based on the percentage of
    -------------
the annual retainer that the Corporate Governance and Nominating Committee determines to be paid in restricted stock under the Plan. For the 2005 fiscal year, the Corporate Governance and Nominating Committee has determined that, subject to stockholder approval of the Plan, $75,000 of the annual retainer of $120,000 will be paid in restricted stock. For example, based on the fair

                                    16

market value of the Company's common stock on November 15, 2004, each non-management Director of the Company would be granted 1,100 shares of restricted stock. The actual number of shares received will depend on the fair market value of Emerson common stock on the date of grant, which is anticipated to be February 1, 2005.

    BOARD RECOMMENDATION. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
    --------------------
VOTE FOR APPROVAL OF THE RESTRICTED STOCK PLAN FOR NON-MANAGEMENT
     ---
DIRECTORS.

               III. RE-APPROVAL OF THE PERFORMANCE MEASURES
           UNDER THE EMERSON ELECTRIC CO. ANNUAL INCENTIVE PLAN

    The Company is asking stockholders to reaffirm the performance measures for the Annual Incentive Plan ("Plan") set forth below, as previously approved by the stockholders in both 1995 and 2000. No amendments to the Plan are being requested. Your approval is necessary for the Company to meet the requirements for tax deductibility under Section 162(m) of the Internal Revenue Code.

    ELIGIBILITY. Participants in the Plan are executive officers of the
    -----------
Company designated by the Compensation and Human Resources Committee of the Board of Directors (the "Committee"), which administers and interprets the Plan. Currently, five persons are eligible to participate in the Plan.

    PERFORMANCE OBJECTIVES. The Plan permits the Committee to structure
    ----------------------
annual cash incentive awards based on the attainment of specified performance objectives. Awards payable under the Plan are based solely on one or more of the following performance criteria: sales, earnings, earnings per share, pre-tax earnings and net profits, return on equity, and asset management. Performance objectives need not be the same in respect of all participants and may be established separately for the Company as a whole or for its various groups, subsidiaries and affiliates. Each of these performance criteria must be specifically defined in advance by the Committee, and may include or exclude specified items of an unusual or nonrecurring nature. The maximum annual incentive award payable under the Plan to a covered employee is not to exceed $6 million dollars for any given fiscal year. The Committee may exercise its discretion to decrease or eliminate, but not increase, the annual incentive award otherwise payable for that year. Participants may defer receipt of their awards, which accrue interest at the prime rate.

    PLAN BENEFITS. Awards under the Plan will be based on the Company's
    -------------
future performance and are therefore not presently determinable. The bonus awards paid under the Plan for fiscal 2004 are set forth in the bonus column of the Summary Compensation Table at page 11 above. There were no other participants for fiscal year 2004.

    If the material terms of the performance measures are not approved by the stockholders, payments that would have been made pursuant to the Plan will not be made. The Compensation and Human Resources Committee may consider other terms for incentive compensation awards whether or not they qualify for deduction under Section 162(m).

    BOARD RECOMMENDATION. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
    --------------------
VOTE FOR RE-APPROVAL OF THE PERFORMANCE MEASURES UNDER THE ANNUAL INCENTIVE
     ---
PLAN.

                 IV. RATIFICATION OF INDEPENDENT AUDITORS

    In accordance with its charter, the Audit Committee has selected KPMG LLP, independent auditors, to audit the Company's consolidated financial statements for fiscal 2005. KPMG LLP served as the Company's independent auditors for fiscal 2004. The Audit Committee is asking the stockholders to ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending September 30, 2005.

    In the event stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company's and the stockholders' best interests.

    The Audit Committee has approved in advance all services provided by KPMG LLP. A member of KPMG LLP will be present at the meeting with the opportunity to make a statement and/or respond to appropriate questions from stockholders.

    BOARD AND AUDIT COMMITTEE RECOMMENDATION. THE BOARD OF DIRECTORS AND
    ----------------------------------------
THE AUDIT COMMITTEE UNANIMOUSLY RECOMMEND A VOTE FOR THE RATIFICATION OF
                                                 ---
THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                                    17

              V. STOCKHOLDERS' PROPOSAL ON SEXUAL ORIENTATION

Two stockholders have informed the Company that they intend to present jointly the following proposal at the meeting:

SEXUAL ORIENTATION POLICY

    WHEREAS: our Company has pledged its commitment to principles of non-discrimination, but has not in its company-wide, written equal employment opportunity policy explicitly barred discrimination based on sexual orientation;

    WHEREAS: employment discrimination and the denial of equal benefits on the basis of sexual orientation diminishes employee morale and productivity;

    WHEREAS: a National Gay and Lesbian Task Force study revealed that between 16% and 44% of gay men and lesbians in twenty cities nationwide have experienced some form of workplace harassment or discrimination related to their sexual orientation;

    WHEREAS: San Francisco, Atlanta and New York have adopted and other jurisdictions are considering adopting legislation restricting business with companies which do not guarantee equal treatment for lesbian and gay employees;

    WHEREAS: our Company has operations in and makes sales to public institutions in states and cities, which prohibit discrimination on the basis of sexual orientation;

    WHEREAS: our Company has an interest in preventing discrimination and resolving complaints internally to avoid costly litigation or damage to our reputation as an equal opportunity employer;

    WHEREAS: hundreds of major corporations have adopted sexual orientation non-discrimination policies including General Electric, General Motors, Ford, Chrysler, Boeing, Coca-Cola and Wal-Mart, leaving our Company behind;

    WHEREAS: national polls have consistently found more than three-quarters of Americans support equal rights in the workplace for gay men, lesbians and bisexuals;

    RESOLVED: The Shareholders request the Board of Directors to amend Emerson's company-wide written equal employment opportunity policy to bar discrimination on the basis of sexual orientation.

    SUPPORTING STATEMENT: Sexual orientation discrimination is a morally wrong and self-defeating business practice. By adopting and implementing a clear and equitable policy, our Company will ensure a respectful and supportive atmosphere for all employees and enhance its competitive edge by joining the growing ranks of major companies guaranteeing equal opportunity for all employees.

    The Company will provide to stockholders the names and addresses of the proponents and the number of shares of Emerson common stock held by them promptly upon receiving an oral or written request therefor.

    BOARD RECOMMENDATION. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
    --------------------
VOTE AGAINST THIS PROPOSAL.
     -------

    Identical proposals were submitted at the Company's annual meetings in 2001, 2002 and 2003. In 2001 the number of shares voting AGAINST the proposal (including abstentions) was more than 87%, in 2002 the number of shares voting AGAINST the proposal (including abstentions) was more than 89%, and in 2003 the number of shares voting AGAINST the proposal (including abstentions) was more than 90%.

    The Board believes the Company's current policies and practices fully achieve the objectives of this proposal and that this proposal is unnecessary. In fact, in a letter to the Company dated July 28, 2004, an organization sharing the proponents' position on Emerson prohibiting such discrimination commended the Company for "specifically protecting employees based on sexual orientation" indicating that the Company had "confirmed that [its] personnel policy specifically included sexual orientation." This supports the Board position that the action recommended by the proponent is unnecessary.

    The Company continues to believe that its written equal employment opportunity policy should only enumerate the types of discrimination that are prohibited by U.S. law in order to highlight that these particular types of discrimination are illegal under federal law. This does not mean that the Company does not share the proponents'

                                    18

interest in preventing discrimination based on sexual orientation. The Company fully shares their concern and does take affirmative action to prevent such discrimination. The Board believes that adding to the Company's written policy additional special categories which are not prohibited by federal law undercuts the Company's objective of highlighting federally prohibited activities.

    The Company has an all-inclusive global policy so there can be no doubt among employees, supervisors or contractors worldwide that any form of such discrimination is prohibited. The Company maintains one consistent global anti-discrimination policy, which makes management's expectations clear. The Company's communication, training and monitoring programs are continuously upgraded to prevent such discrimination. For example, each of the Company's human resources managers receives extensive training on acceptable employment policies and practices, including the Company's policy that employment actions be based only on merit. Each human resources manager is informed that the Company prohibits discrimination for any reason, and provides as part of this annual training that discrimination based on sexual orientation is specifically prohibited. In addition, the Company's prohibition against discrimination, again specifically referencing sexual orientation, is included as part of the Company's employee ethics training program that all Company employees are required to attend annually.

    Finally, the Company has received no indication from its employees that discrimination on the basis of sexual orientation is acceptable or tolerated by the Company, nor has the Company received notice from any of its employees, customers or suppliers that the Company's employment policies or practices jeopardize its relationships with them.

    FOR THESE REASONS, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST APPROVAL OF THE STOCKHOLDERS' PROPOSAL ON SEXUAL ORIENTATION.
-------

                                VI. VOTING

    Shares may be represented by proxy at the meeting by completing and returning the proxy card or voting by telephone or by Internet. If a quorum is present, the affirmative vote of a majority of the shares entitled to vote which are present in person or represented by proxy at the 2005 Annual Meeting is required to elect Directors, to approve the Company's Restricted Stock Plan for Non-Management Directors, to re-approve the performance measures for the Company's Annual Incentive Plan, to ratify the appointment of KPMG LLP as the Company's independent auditors for fiscal 2005, to approve the stockholder proposal, and to act on any other matters properly brought before the meeting. Shares represented by proxies which are marked or voted "withhold authority" with respect to the election of any one or more nominees for election as Directors, proxies which are marked or voted "abstain" on the proposals to approve the Company's Restricted Stock Plan for Non-Management Directors, to re-approve the performance measures for the Company's Annual Incentive Plan and to ratify the appointment of KPMG LLP as the Company's independent auditors for fiscal 2005, or on the stockholder proposal, and proxies which are marked or voted to deny discretionary authority on other matters will be counted for the purpose of determining the number of shares represented by proxy at the meeting. Such proxies will thus have the same effect as if the shares represented thereby were voted against such nominee or nominees, against the proposals to approve the Company's Restricted Stock Plan for Non-Management Directors, to re-approve the Annual Incentive Plan, and to ratify the appointment of KPMG LLP as the Company's independent auditors for fiscal 2005, against the stockholder proposal and against such other matters, respectively. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

    The Company knows of no other matters to come before the meeting. If any other matters properly come before the meeting, the proxies solicited hereby will be voted on such matters in the discretion of the persons voting such proxies, except proxies which are marked to deny discretionary authority.

                       VII. STOCKHOLDERS' PROPOSALS

    Proposals of stockholders intended to be presented at the 2006 Annual Meeting scheduled to be held on February 7, 2006, must be received by the Company by August 10, 2005 for inclusion in the Company's proxy statement and proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

                                    19

    In order for a stockholder to nominate a candidate for Director, under the Company's Bylaws timely notice of the nomination must be received by the Company in advance of the meeting. Ordinarily, such notice must be received not less than 90 nor more than 120 days before the meeting, i.e., between October 10 and November 9, 2005 for the 2006 Annual Meeting (but if the Company gives less than 100 days' (1) notice of the meeting or (2) prior public disclosure of the date of the meeting, then such notice must be received within 10 days after notice of the meeting is mailed or other public disclosure of the meeting is made). The stockholder filing the notice of nomination must describe various matters regarding the nominee, including, but not limited to, such information as name, address, occupation and shares held.

    In order for a stockholder to bring other business before a stockholder meeting, timely notice must be received by the Company within the time limits described in the preceding paragraph. Such notice must include a description of the proposed business, the reasons therefor, and other specified matters. These requirements are separate from the requirements a stockholder must meet to have a proposal included in the Company's proxy statement. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority.

    In each case the notice must be given to the Secretary of the Company, whose address is 8000 West Florissant Avenue, St. Louis, Missouri 63136. Any stockholder desiring a copy of the Company's Bylaws will be furnished one without charge upon written request to the Secretary. A copy of the amended Bylaws is available on the Company's Web site at www.gotoemerson.com, Investor Relations, Corporate Governance, Bylaws.

                            VIII. MISCELLANEOUS

HOUSEHOLDING OF PROXIES

    The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household annual reports and proxy materials, delivering a single annual report and/or proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

    Once you have received notice from your broker or the Company that your broker or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. You may request to receive at any time a separate copy of our annual report or proxy statement, by sending a written request to Emerson Electric Co., 8000 West Florissant Avenue, St. Louis, Missouri 63136, Attn: Investor Relations, or by telephoning 314-553-2197 or by visiting our website.

    If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and/or proxy statement in the future, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to Emerson Electric Co., 8000 West Florissant Avenue, St. Louis, Missouri 63136, Attn: Investor Relations, or by telephoning 314-553-2197.

    If, at any time, you and another stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of the Company's annual report and/or proxy statement, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to Emerson Electric Co., 8000 West Florissant Avenue, St. Louis, Missouri 63136, Attn: Investor Relations, or by telephoning 314-553-2197.

ADDITIONAL FILINGS

    The Company's Forms 10-K, 10-Q, 8-K and all amendments to those reports are available without charge through the Company's Web site on the Internet as soon as reasonably practicable after they are electronically filed with, or furnished to, the Securities and Exchange Commission. They may be accessed as follows: www.gotoemerson.com, Investor Relations, SEC filings.

                                    20

                                                                 APPENDIX A

                  EMERSON DIRECTOR INDEPENDENCE STANDARDS

    In order to be considered independent under the rules of the New York Stock Exchange, the Board must determine that a director does not have any direct or indirect material relationship with Emerson Electric Co. ("Emerson"). The Board has established the following guidelines to assist it in determining director independence under the NYSE rules. Any Director who meets the following standards will be deemed independent by the Board:

     1. The Director was not employed by Emerson, and no immediate family member of the Director was employed by Emerson as an executive officer, within the preceding three years;

     2. The Director was not affiliated with or employed by Emerson's independent auditor, and no immediate family member of the Director was affiliated with or employed in a professional capacity by Emerson's independent auditor, within the preceding three years;

     3. The Director was not employed by, and no immediate family member of the Director was employed as an officer by, any company for which any Emerson executive officer served as a member of such company's compensation committee within the preceding three years;

     4. Neither the Director, nor any member of the Director's immediate family received during any of Emerson's last three fiscal years direct compensation in excess of $100,000 from Emerson other than regular director compensation, pension and other deferred payments that are not in any way contingent on continued service to Emerson, and compensation received by an immediate family member for service as a non-executive officer of Emerson;

     5. If the Director is an executive officer or an employee of, or if any immediate family member is an executive officer of, another organization that does business with Emerson, the annual sales to, or purchases from, Emerson by such company in each of the last three fiscal years were less than the greater of two percent of the annual revenues of such company or $1,000,000;

     6. If the Director is an executive officer of another organization which is indebted to Emerson, or to which Emerson is indebted, the total amount of either company's indebtedness to the other is less than two percent of the total consolidated assets of the company the Director serves as an executive officer;

     7. If the Director is, or is a director, executive officer or greater than 10% owner of an entity that is, a paid advisor, paid consultant or paid provider of professional services to Emerson, any member of Emerson's senior management or any immediate family member of a member of Emerson's senior management, the amount of such payments is less than the greater of 2% of such firm's annual revenues or $1,000,000 during Emerson's current fiscal year;

     8. If the Director is a partner, principal or counsel in a law firm that provides professional services to Emerson, the amount of payments for such services is less than the greater of 2% of such law firm's annual revenues or $1,000,000 during Emerson's current fiscal year;

     9. If the Director serves as an officer, director or trustee of a charitable organization to which Emerson makes contributions: (i) Emerson's discretionary contributions to such organization are less than the greater of two percent of such organization's total annual charitable receipts or $1 million; (ii) Emerson's contributions are normal matching charitable gifts and similar programs available to all employees and independent directors; or (iii) the charitable donation goes through the normal corporate charitable donation approval processes, and is not made "on behalf of" a Director;

    10. The Director's ownership of Emerson stock, direct or indirect, is less than 1% of the total outstanding Emerson stock;

    11. If the Director is affiliated with, or provides services to, an entity in which Emerson has an ownership interest, such ownership interest is less than 20%; and

    12. Any other relationship between the Director and Emerson not covered by the standards set forth above is an arrangement that is usually and customarily offered to customers of Emerson.

    If any relationship exists between Emerson and any Director that is not addressed by the standards set forth above, the Directors meeting these standards shall determine whether such relationship impairs the independence of such Director.

                                    A-1

                                                                 APPENDIX B

                           EMERSON ELECTRIC CO.
            RESTRICTED STOCK PLAN FOR NON-MANAGEMENT DIRECTORS

I.    Purpose. The purpose of this Plan is to attract and retain the best
      -------
qualified individuals to serve on the Board and to align their compensation as members of the Board with the interests of stockholders of the Company by compensating them with Shares subject to certain restrictions, as described herein.

II.   Definitions. As used in the Plan, the following terms shall have the
      -----------
respective meanings:

      A. "Annual Meeting" means the annual meeting of stockholders of the Company.

      B.  "Board" means the Board of Directors of the Company.

      C.  "Change of Control" means:

          (1) The purchase or other acquisition (other than from the Company) by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (excluding, for this purpose, the Company or its subsidiaries or any employee benefit plan of the Company or its subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then-outstanding shares of common stock of the Company or the combined voting power of the Company's then-outstanding voting securities entitled to vote generally in the election of directors; or

          (2) Individuals who, as of the date hereof, constitute the Board of the Company (as of the date hereof, the "Incumbent Board") ceasing for any reason to constitute at least a majority of the Board, provided that any person who becomes a director subsequent to the date hereof whose election or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this section, considered as though such person were a member of the Incumbent Board; or

          (3) Approval by the stockholders of the Company of (i) a reorganization, merger or consolidation, in each case with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of, respectively, the common stock and the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated corporation's then-outstanding voting securities in substantially the same proportions as their ownership of the Company's voting securities immediately before such reorganization, merger or consolidation, (ii) a liquidation or dissolution of the Company or (iii) the sale of all or substantially all of the assets of the Company.

      D. "Committee" means the Corporate Governance and Nominating Committee of the Board or any other committee composed entirely of Non-Management Directors as designated by the Board.

      E.  "Company" means Emerson Electric Co., a Missouri corporation.

      F. "Fair Market Value" as of any date means the average of the highest and lowest price per Share as reported on the New York Stock Exchange Composite Tape for such date (or, if the Shares are not traded on such date, the next day on which the Shares are traded).

      G. "Material Revision" shall have the meaning ascribed thereto by the corporate governance standards of the New York Stock Exchange.

      H. "Non-Management Director" means a member of the Board who is not an employee or officer of the Company or any subsidiary of the Company.

      I. "Plan" means this Emerson Electric Co. Restricted Stock Plan for Non-Management Directors, as amended from time to time.

                                    B-1

      J. "Restricted Share Portion" shall mean that portion of the total annual retainer paid to directors, as approved by the Committee or as recommended by the Committee and approved by the Board. The Restricted Share Portion may range from 0% to 100% of the total annual retainer, in the sole discretion of the Board or the Committee.

      K. "Shares" means shares of common stock of the Company, $0.50 par value per share.

III.  Eligibility. Only Non-Management Directors shall participate in the
      -----------
Plan.

IV.   Administration. The Plan shall be administered by the Committee. The
      --------------
Committee may designate persons other than members of the Committee to carry out its responsibilities, subject to applicable law. A majority of the Committee shall constitute a quorum at any meeting of the Committee and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice of a meeting of the Committee by a written consent signed by all members of the Committee. Subject to the express provisions of the Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of the Plan. All decisions, determinations and interpretations by the Committee or the Board regarding the Plan shall be final and binding on all current or former Directors of the Company and their beneficiaries, heirs, successors and assigns. The Committee or the Board, as applicable, shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations. No member of the Committee shall be personally liable for any action or determination made in good faith with respect to the Plan or to any settlement of any dispute between a Non-Management Director and the Company.

V.    Restricted Stock Awards.
      -----------------------

      A. Effective as of February 1, 2005, each Non-Management Director who is elected or re-elected by the stockholders of the Company at, or who continues in office after, each Annual Meeting, shall, on the Annual Meeting date, be awarded Shares (the "Awarded Shares") with a Fair Market Value equal to the Restricted Share Portion as of such date. Notwithstanding the foregoing, when a Non-Management Director joins the Board prior to an Annual Meeting, such Non-Management Director may be awarded Shares with a Fair Market Value not exceeding the amount provided for in the preceding sentence, on a pro rata basis in the discretion of the Committee.

      B. The Awarded Shares shall be restricted and are subject to forfeiture as provided below and may not be sold or otherwise transferred except pursuant to the following provisions:

          (i) The Awarded Shares shall be held for the benefit of the Non-Management Director in book-entry form by the Company's stock transfer agent until the restrictions lapse, or the Shares are forfeited, in accordance with this Section V.B. However, the Non-Management Director (or any trustee referred to in Section IX.B. hereof) shall be entitled to receive all dividends paid on the Awarded Shares and shall possess all voting rights with respect to such Awarded Shares as are possessed by other holders of common stock of the Company in their respective Shares. The Non-Management Director may reinvest the dividends received upon the Awarded Shares upon the same terms available in any dividend reinvestment plan providing for broad-based participation among the Company's shareholders. Any Shares so purchased will not be subject to restrictions hereunder.

          (ii) No Awarded Shares may be sold, transferred, assigned or otherwise alienated or hypothecated until the restrictions lapse, or the Awarded Shares are forfeited, in accordance with this Section V.B.

          (iii) The restrictions in this Section V.B. will lapse, and the Awarded Shares will vest, if the Non-Management Director's tenure on the Board ends as a result of (a) death, (b) disability, (c) retirement from the Board as provided in the Company's Bylaws or (d) a Change of Control of the Company.

          (iv) If the Non-Management Director's tenure on the Board ends for any reason other than those set forth in Section V.B.(iii), above, the restrictions in this Section V.B. will lapse, and the Awarded Shares will vest, unless a majority of the members of the Committee determine that the Non-Management Director has acted in a manner that is detrimental to the Company's interests or its reputation, or has failed to fulfill his or her responsibilities in a satisfactory manner. In such event, the Awarded Shares shall be forfeited to the Company.

                                    B-2

          (v) Upon vesting, the Awarded Shares will be distributed to the Non-Management Director, without tax withholding unless required by law.

VI.   Maximum Number of Shares. The maximum number of Shares which may be
      ------------------------
awarded pursuant to this Plan is 250,000. This number shall be appropriately adjusted by the Committee in the event of any stock dividends, stock splits, recapitalizations, mergers, consolidations, spin-offs, split-offs, split-ups, combinations or exchanges of Shares. The determination of the Committee regarding any such adjustment shall be conclusive. Any Shares forfeited as provided in Section V.B.(iv) shall be re-added to the Shares available for award.

VII.  Amendment and Termination. The Plan may be amended or terminated by
      -------------------------
the Board at any time, provided, however, that no Material Revision may be made without the approval of the stockholders of the Company.

VIII. Effectiveness of the Plan. The Plan must be approved by both the
      -------------------------
stockholders of the Company and the Board. It will become effective, and grants may be made under this Plan, on the later of (i) the date of the meeting at which stockholder approval is obtained, and (ii) the date of the meeting at which Board approval is obtained.

IX.   Miscellaneous.
      -------------

      A. Nothing contained herein shall entitle a Non-Management Director to continue in office or limit the authority of the Committee to recommend that any Non-Management Director should no longer serve as a member of the Board.

      B. Notwithstanding Section V.B.(ii), Awarded Shares may, with the consent of the Company, be registered in the name of a personal, revocable trust established by such Non-Management Director; provided, however, that all of the terms of the Plan including, without limitation, the provisions of Section V.B., shall be binding upon the trustee of any such trust.

      C. The Shares awarded under the Plan shall be issued out of treasury Shares or authorized but unissued Shares.

      D. The Plan shall be construed and administered in accordance with the laws of the State of Missouri without regard to the principles of conflicts of law which might otherwise apply.

Approved by the Board of Directors on the 5th day of October, 2004, subject to approval of the stockholders of the Company on the 1st day of February, 2005.




                                    B-3

















                               [EMERSON Logo]
















THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION    Please       / /
IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES IN         Mark Here
PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR PROPOSAL 4    for Address
AND AGAINST PROPOSAL 5.                                       Change or
                                                              Comments
                                                              SEE REVERSE SIDE


MANAGEMENT RECOMMENDS A VOTE FOR THE FOLLOWING:
                             ---
1. ELECTION OF DIRECTORS

   FOR all nominees       WITHHOLD AUTHORITY
     listed below          to vote for the
   (except as marked          nominees
    to the contrary)        listed below

         / /                    / /

01 D. N. Farr              04 J. W. Prueher
02 C. A. Peters            05 R. B. Horton
03 D. C. Farrell

(INSTRUCTION: To withhold authority to vote            I PLAN
for any individual nominee, strike a line through      TO ATTEND THE
the nominee's name in the list above.)                 ANNUAL MEETING   / /


MANAGEMENT RECOMMENDS A VOTE FOR THE FOLLOWING:          FOR  AGAINST  ABSTAIN
                             ---
   2. Approval of the Emerson Electric Co. Restricted
      Stock Plan for Non-Management Directors            / /    / /      / /

MANAGEMENT RECOMMENDS A VOTE FOR THE FOLLOWING:          FOR  AGAINST  ABSTAIN
                             ---
   3. Reapproval of Performance Measures under the
      Emerson Electric Co. Annual Incentive Plan         / /    / /      / /

MANAGEMENT RECOMMENDS A VOTE FOR THE FOLLOWING:          FOR  AGAINST  ABSTAIN
                             ---
   4. Ratification of Independent Auditors               / /    / /      / /

-------------------------------------------------------------------------------
MANAGEMENT RECOMMENDS A VOTE AGAINST THE FOLLOWING:      FOR  AGAINST  ABSTAIN
                             -------
   5. The stockholder proposal on sexual
      orientation described in the proxy statement       / /    / /      / /
-------------------------------------------------------------------------------





The undersigned hereby acknowledges receipt of Notice of Annual Meeting and accompanying Proxy Statement.

SIGNATURE                      SIGNATURE                    DATE
         ----------------------         --------------------    ---------------

NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

-------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                   VOTE BY INTERNET OR TELEPHONE OR MAIL
                       24 HOURS A DAY, 7 DAYS A WEEK

  INTERNET AND TELEPHONE VOTING IS AVAILABLE THROUGH 11:59 PM EASTERN TIME
                    THE DAY PRIOR TO ANNUAL MEETING DAY.

  YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

-------------------------     -----------------------     ---------------------
         INTERNET                    TELEPHONE                    MAIL
http://www.eproxy.com/emr          1-800-435-6710

Use the Internet to vote      Use any touch-tone           Mark, sign and date
your proxy. Have your     OR  telephone to vote your  OR     your proxy card
proxy card in hand when       proxy. Have your proxy              and
you access the web site.      card in hand when you          return it in the
                              call.                       enclosed postage-paid
                                                                envelope.
-------------------------     -----------------------     ---------------------


            IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
               YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

      PLEASE ADMIT:





                               [EMERSON logo]

PROXY

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned does hereby appoint D. N. FARR, W. W. WITHERS, and H. M. SMITH, or any of them, with full powers of substitution, the true and lawful attorneys in fact, agents and proxies of the undersigned to represent the undersigned at the Annual Meeting of the Stockholders of EMERSON ELECTRIC CO., to be held on February 1, 2005, commencing at 10:00 A.M., St. Louis Time, at the headquarters of the Company at 8000 West Florissant Avenue, St. Louis, Missouri, and at any and all adjournments of said meeting, and to vote all the shares of Common Stock of the Company standing on the books of the Company in the name of the undersigned as specified and in their discretion on such other business as may properly come before the meeting.


     (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

------------------------------------------------------------------------------
  ADDRESS CHANGE/COMMENTS (MARK THE CORRESPONDING BOX ON THE REVERSE SIDE)
------------------------------------------------------------------------------




------------------------------------------------------------------------------

------------------------------------------------------------------------------
                            FOLD AND DETACH HERE



                               [EMERSON logo]

                              ADMISSION TICKET


                       ANNUAL MEETING OF STOCKHOLDERS

                         TUESDAY, FEBRUARY 1, 2005
                                 10:00 A.M.
                     EMERSON ELECTRIC CO. HEADQUARTERS
                         8000 W. FLORISSANT AVENUE
                            ST. LOUIS, MO 63136

                         ==========================
                            PLEASE PRESENT THIS
                          NON-TRANSFERABLE TICKET
                          AT THE REGISTRATION DESK
                                UPON ARRIVAL
                         ==========================


                                   APPENDIX


     Page 15 of the proxy statement contains a Performance Graph. The information contained within the graph is presented in a tabular format immediately following the graph.

   Appendix provided pursuant to Instruction 3 of Item 10 of Schedule 14A


                            EMERSON ELECTRIC CO.
                            ANNUAL INCENTIVE PLAN

I. PURPOSE

    The purpose of the Emerson Electric Co. Annual Incentive Plan is to provide an annual incentive program for selected key executives which is based upon specific performance criteria established for a given Fiscal Year. In particular, this program is designed to (a) provide an annual incentive whereby a significant portion of such executives' Fiscal Year compensation is based on their efforts in achieving the performance objectives of the Company and/or its subsidiaries or divisions, and (b) attract, motivate and retain key executives on a competitive basis in which total compensation levels are closely linked to the accomplishment of the Company's financial and strategic objectives.

II. DEFINITIONS

    The following words shall have the following meanings unless the context clearly requires otherwise:

    A. "Annual Incentive Award" or "Award" means the amount of compensation payable to a Participant under the Program.

    B. "Board of Directors" means the Board of Directors of Emerson Electric
Co.

    C. "Change of Control" means:

      (1) The purchase or other acquisition (other than from Emerson Electric Co.) by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (excluding, for this purpose, Emerson Electric Co. or its subsidiaries or any employee benefit plan of Emerson Electric Co. or its subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then-outstanding shares of common stock of Emerson Electric Co. or the combined voting power of Emerson Electric Co.'s then-outstanding voting securities entitled to vote generally in the election of directors; or

      (2) Individuals who, as of the date hereof, constitute the Board of Directors of Emerson Electric Co. (the "Board" and, as of the date hereof, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person who becomes a director subsequent to the date hereof whose election, or nomination for election by Emerson Electric Co.'s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of Emerson Electric Co., as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this section, considered as though such person were a member of the Incumbent Board; or

      (3) Approval by the stockholders of Emerson Electric Co. of a reorganization, merger or consolidation, in each case with respect to which persons who were the stockholders of Emerson Electric Co. immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of, respectively, the common stock and the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated corporation's then-outstanding voting securities in substantially the same proportions as their ownership of Emerson Electric Co.'s voting securities immediately before such reorganization, merger or consolidation, or of a liquidation or dissolution of Emerson Electric Co. or of the sale of all or substantially all of the assets of Emerson Electric Co.

    D. "Committee" means the subcommittee of the Compensation and Human Resources Committee of the Board of Directors of Emerson Electric Co. which is comprised of members who are (1) not eligible to participate in the


Program and (2) "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

    E. "Company" means Emerson Electric Co., a Missouri Corporation.

    F. "Covered Employee" means any executive officer of the Company whom the Committee designates as a Participant for a Fiscal Year.

    G. "Executive Compensation Executive" means the Executive Compensation Executive of Emerson Electric Co.

    H. "Fiscal Year" means the Fiscal Year of the Company which is currently the twelve-month period ending September 30.

    I. "Participant" means an executive officer of the Company whom the Committee designates to receive an Award for a Fiscal Year.

    J. "Program" means this Emerson Electric Co. Annual Incentive Plan.

    K. "Subsidiary" means any corporation more than 50% of whose stock is owned directly or indirectly by the Company.

III. ELIGIBILITY

    Participation in the Program shall be limited to those executive officers of the Company as the Committee shall determine. Additions or deletions to the Program during a Fiscal Year shall be made only in the event of an unusual circumstance, such as a promotion or new hire.

IV. DETERMINATION OF ANNUAL INCENTIVE AWARDS

    Annual Incentive Awards to Covered Employees shall be based upon the accomplishment of specific performance objectives. The Committee shall establish performance objectives based on the following criteria: sales, earnings, earnings per share, pre-tax earnings and net profits, return on equity, and asset management. Performance objectives need not be the same in respect to all Participants and may be established separately for the Company as a whole or for its various groups, divisions, subsidiaries and affiliates. Each of the performance criteria is to be specifically defined in advance by the Committee and may include or exclude specified items of an unusual or non-recurring nature. No Award shall be paid to any Covered Employee if the applicable performance objective(s) are not achieved or if the Program is not approved by stockholders of the Company. In no event shall the total amount of an Award paid to any Covered Employee in any Fiscal Year exceed six million dollars.

    As soon as practicable after the end of each fiscal year, Annual Incentive Awards for each Participant for such Fiscal Year shall be determined by the Committee. The Committee shall certify in writing the achievement of the applicable performance objective(s) and the amount of any Awards payable to Covered Employees. Annual Incentive Awards to such Participants may be denied or adjusted downward by the Committee as, in the Committee's sole judgment, is prudent based upon its assessment of the Participant's performance and the Company's performance during the Fiscal Year.

V. TIME FOR PAYMENTS

    Annual Incentive Awards will normally be paid by November 30th following the end of each Fiscal Year. However, each Participant shall have the right to elect to defer all or part of his payment under the Award (a) until the following January, (b) for a stated number of years, or (c) until his termination of employment. Such election must be made no later than the December 31st of the Fiscal Year with respect to which the Annual Incentive Award is granted, by filing with the Executive Compensation Executive an executed election form supplied by the Company. The election may be revoked only by the filing with the Executive Compensation Executive of a written revocation on or before the December 31st of such Fiscal Year.

    The Committee may direct, upon a showing of an emergency beyond the Participant's control which results in severe financial hardship, that a Participant who has elected to defer payment until the following January, for a stated number of years, or until his termination of employment, receive so much of his payment prior to such time as will enable the Participant to meet such emergency.

    A Participant who elects to defer payment for a stated number of years or until his termination of employment shall be paid interest on the outstanding amount. Such interest shall be credited and compounded each calendar quarter at the prime rate as of the first day of each calendar quarter. Such interest shall accrue from the date the Annual Incentive Award would otherwise have been paid had there been no deferral. For this purpose, the term "prime rate" shall mean the prime rate publicly announced by Bank of America for 90-day commercial loans.

VI. METHOD OF PAYMENT OF DEFERRED AMOUNTS

    A Participant who has elected to defer payment of all or part of his Annual Incentive Award for a stated number of years or until his termination of employment may elect, on a form supplied by the Company, to receive payment of his deferred amounts in a lump sum or in substantially equal annual installments not exceeding ten years. Such election must be filed with the Executive Compensation Executive at least 30 days prior to the time the lump-sum payment would otherwise be made.

    Payment of amounts deferred until termination of employment will commence no later than 90 days after the end of the Fiscal Year in which the Participant terminates his employment. Payment of all other deferred amounts will commence as soon as practicable after the expiration of the deferral period.

    If a Participant dies prior to receiving the entire amounts due under the Program, the remaining unpaid amounts will be paid in a lump sum to his beneficiary within 90 days after the end of the Fiscal Year in which his death occurs.

    Each Participant shall have the right to designate a beneficiary, and to change such beneficiary from time to time, by filing a request in writing with the Executive Compensation Executive. In the event he shall not have so designated a beneficiary, or in the event a beneficiary so designated shall predecease him, the amounts otherwise payable to such beneficiary shall be paid to the Participant's executors or administrators.

    The share payable to any minor pursuant to the provisions hereof may be paid to such adult or adults as, in the opinion of the Executive
Compensation Executive, have assumed the custody and principal support of such minor.

    Notwithstanding anything else contained in the Program, in the event of a Change of Control, all payments deferred under the Program, and all unpaid installments of benefits then being paid, shall be paid, at the Participant's election made at the time he makes his initial deferral election under Section V, either, (a) upon the Change of Control or (b) upon the Participant's termination of employment occurring after the Change of Control in a single lump sum. Provided, that a Participant may elect, at the time he makes his method of payment election under Section VI, to have his benefit paid in substantially equal annual installments not exceeding ten years in accordance with the first paragraph of this Section VI. In the case of a Participant who elected to defer payment of his awards for Fiscal Years commencing prior to December, 1990, such Participant had a one-time election under rules provided by the Committee, to have such awards paid in installments in lieu of a lump sum upon a Change of Control.

VII. ADMINISTRATION OF THE PROGRAM

    The overall administration and control of the Program, including final determination of Annual Incentive Awards to each Participant, is the responsibility of the Committee. The Executive Compensation Executive shall be responsible for implementing the actions required under the Program.

VIII. VESTING

    A Participant must be in the employ of the Company or a Subsidiary through the last day of the Fiscal Year with respect to which an Annual Incentive Award is granted in order to be considered for the grant of such an Award by the Committee. He must also (subject to specific Committee action to the contrary as hereinafter set forth in this Section VIII) be an employee of the Company or a Subsidiary (1) on the date the award is payable pursuant to Section V hereof if payment is not deferred pursuant to such Section, or (2) on January 15 following the end of such Fiscal Year, if payment is deferred pursuant to Section V. The final determination as to Awards to be granted, and if so, the amount of such Awards, shall be made by the Committee. Subject to Section IV, and in accordance with this Section VIII, in the event a Participant terminates or is terminated by the Company or a Subsidiary, before or after the end of the Fiscal Year for any reason, including, but not limited to, retirement, disability, or death, the Committee shall have the sole discretion as to whether any such Award shall be paid, and, if so, the amount of such payment.

IX. AMENDMENT OR TERMINATION

    The Program may be amended or terminated at any time by action of the Committee; provided, however, that unless the stockholders of Emerson Electric Co. shall have first approved thereof, no amendment of the Program shall be effective which would increase the maximum amount which can be paid to a Covered Employee under the Program, which would change the specified performance objectives for payment of Awards, or which would modify the requirements as to eligibility for participation in the Program.

X. MISCELLANEOUS

    A. All payments under the Program shall be made from the general assets of the Company or a Subsidiary. To the extent any person acquires a right to receive payments under the Program, such right shall be no greater than that of an unsecured general creditor of the Company or Subsidiary.

    B. Nothing contained in the Program and no action taken pursuant thereto shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company or a Subsidiary and any other person.

    C. No amount payable under the Program shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, either voluntary or involuntary, and any attempt to so alienate, anticipate, sell, transfer, assign, pledge, encumber or charge the same shall be null and void. No such amount shall be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person to whom such benefits or funds are or may be payable.

    D. Nothing contained in the Program shall be construed as conferring upon any Participant the right to continue in the employ of the Company or a Subsidiary nor to limit the right of his employer to discharge him at any time, with or without cause.

    E. The Program shall be construed and administered in accordance with the laws of the State of Missouri.

    Approved by a subcommittee of the Compensation and Human Resources Committee of the Board of Directors effective as of October 1, 1999.